Exhibit 3.4


                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                             BYLAWS OF PEEBLES INC.

     The Amended and Restated Bylaws of Peebles Inc. (the "ByLaws") are hereby amended as follows:

     1. Article II. Section 2.2 of the Bylaws is hereby amended and restated to read in its entirety as follows:

     "The number of directors of the Corporation shall be six (6)."

     2. Full Force and Effect. Except as amended hereby, the Bylaws shall remain in full force and effect.